Electronic Articles of Organization
For
Florida Limited Liability Company

L09000070496
FILED 8:00 AM
July 22, 2009
Sec. Of State
tcline

Article I

The name of the Limited Liability Company is:

E 2 INVESTMENTS, LLC

Article II

The street address of the principal office of the Limited Liability Company is:

33 6TH STREET S.
SUITE 600
ST.PETERSBURG, FL. US 33701

The mailing address of the Limited Liability Company is:

33 6TH STREET S.
SUITE 600
ST.PETERSBURG, FL. US 33701

Article III

The purpose for which this Limited Liability Company is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The name and Florida street address of the registered agent is:

ADVENTURE ENERGY, INC.
33 6TH STREET S.
SUITE 600
ST.PETERSBURG, FL. 33701

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Registered Agent Signature: WAYNE ANDERSON

L09000070496
FILED 8:00 AM
July 22, 2009
Sec. Of State
tcline

Article V

The name and address of managing members/managers are:

Title: MGRM
ADVENTURE ENERGY, INC.
33 6TH STREET S., SUITE 600
ST.PETERSBURG, FL. 33701 US

Article VI

The effective date for this Limited Liability Company shall be:

07/20/2009

Signature of member or an authorized representative of a member

Signature: WAYNE ANDERSON